                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[x]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-2.

                            NOODLE KIDOODLE, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-12.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                             NOODLE KIDOODLE, INC.
                             6801 JERICHO TURNPIKE
                            SYOSSET, NEW YORK 11791
     ---------------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  JULY 8, 1997
     ---------------------------------------------------------------------

To Our Stockholders:

     You are cordially invited to attend the Annual Meeting of the Stockholders of Noodle Kidoodle, Inc. (the "Company"), which will be held at Chemical Bank, 395 North Service Road, Melville, New York, Media Room, Lower Level, on Tuesday, July 8, 1997 at 3:00 p.m. local time for the following purposes:

     1. to elect two Class 3 Directors, each to serve for a term of three years, and to elect one Class 1 Director to serve for a term of one year.

     2. to act upon a proposal to amend the Company's Certificate of Incorporation to reduce from nine to eight the number of Directors to serve on the Board.

     3. to transact such other business as may properly come before the meeting.

     The Board of Directors recommends that you vote FOR the election of all three nominees as Directors and FOR the proposal to amend the Certificate of Incorporation.

     The Board of Directors has fixed the close of business on May 19, 1997 as the record date for the determination of stockholders entitled to receive notice of, and to vote at, the meeting or at any adjournment thereof.

                                          By Order of the Board of Directors,

                                          STANLEY GREENMAN
                                          Chairman of the Board

Syosset, New York
June 2, 1997

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING OF STOCKHOLDERS IN PERSON, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE.

                             NOODLE KIDOODLE, INC.
                             6801 JERICHO TURNPIKE
                            SYOSSET, NEW YORK 11791
                    ---------------------------------------

                                PROXY STATEMENT
                                  JULY 8, 1997
                    ---------------------------------------

     This proxy statement is furnished in connection with the solicitation by the Board of Directors of Noodle Kidoodle, Inc. (the "Company") of proxies to be voted at the Annual Meeting of Stockholders of the Company which has been scheduled for Tuesday, July 8, 1997 and any adjournment or adjournments thereof. The shares represented by each properly executed proxy solicited by the Board of Directors and received by the Company will be voted as specified by the stockholder on the proxy. If no such specification is made, such shares will be voted (i) FOR the election, as Directors of the Company, of the three nominees named below, (ii) FOR the proposal to amend the Company's Certificate of Incorporation to reduce from nine to eight the number of Directors to serve on the Board, and (iii) in accordance with the judgment of the person or persons voting such proxies with respect to such other matters, if any, as may properly come before the meeting. Any such proxy may be revoked at any time before its exercise by giving written notice of revocation to the Secretary of the Company, by submitting a later-dated proxy or by voting in person at the meeting (after having notified the Secretary at any time prior to the voting of the proxy).

     This proxy statement and the accompanying form of proxy are being mailed to stockholders of the Company on or about June 2, 1997. The Annual Report of the Company for the fiscal year ended February 1, 1997 is being mailed to stockholders concurrently with this proxy statement. The principal executive offices of the Company are located at 6801 Jericho Turnpike, Syosset, New York 11791.

     Following the original mailing of proxy soliciting material, executive and other employees of the Company may solicit proxies by mail, telephone, telegraph and personal interview. Arrangements may also be made with brokerage houses and other custodians, nominees and fiduciaries who are record holders of the Company's Common Stock to forward proxy soliciting material and annual reports to the beneficial owners of such stock, and the Company may reimburse such record holders for their reasonable expenses incurred in such forwardings. The cost of soliciting proxies in the enclosed form will be borne by the Company.

                RECORD DATE, VOTING RIGHTS AND VOTING PROCEDURES

     Only holders of record of the Company's Common Stock at the close of business on May 19, 1997 are entitled to receive notice of, and to vote at, the meeting. At the close of business on May 19, 1997, there were outstanding and entitled to vote 7,579,640 shares of Common Stock. Each holder of record of Common Stock on the record date will be entitled to one vote for each share registered in such stockholder's name on each of the matters to come before the meeting.

     The holders of the Company's Common Stock vote as a single class with regard to all matters to be voted upon at the Annual Meeting.

     Under the rules of the Securities and Exchange Commission, boxes and a designated blank space are provided on the proxy card for stockholders to mark if they wish to withhold authority to vote for one or more of the Company's nominees for Director. The Company's By-Laws require the presence of a quorum for the Annual Meeting, defined here as a majority of the shares of the Company's Common Stock issued and outstanding. Votes withheld from Director nominees and abstentions will be counted in determining whether a quorum has been reached, as will broker non-votes, which are described below.

     Assuming a quorum is present in person or by proxy at the Annual Meeting, stockholders will vote on the election of Directors and on the proposal to amend the Certificate of Incorporation to reduce the number of Directors.

     Pursuant to the Company's By-Laws, Directors shall be elected by the affirmative vote of a majority of the votes present at the meeting, either in person or by proxy; this means that a vote withheld from a particular nominee or nominees will have the effect of a vote against such nominee.

     Abstentions are counted in determining the number of votes present at the meeting; therefore, abstentions will have the effect of a vote against a nominee.

     Brokers holding shares in street name for beneficial owners must vote those shares according to specific instructions they receive from the owners. Under applicable rules, if specific instructions are not received, however, brokers have the authority to vote the shares in their discretion on certain "routine" matters. Absent specific instructions from the beneficial owner in the case of "non-routine" matters, the brokers may not vote the shares. The election of Directors is considered a "routine" matter upon which brokers may vote, in their discretion, absent specific instructions from the beneficial owners of the shares. The vote on the Proposal to amend the Company's Certificate of Incorporation is considered a "non-routine" matter on which brokers may not vote in their discretion. Broker non-votes on the Proposal will have the effect of a vote against the Proposal.

     Pursuant to Delaware General Corporation Law Section 242 (b)(1), the amendment of the Company's Certificate of Incorporation requires the affirmative vote of a majority of the outstanding stock entitled to vote thereon. Abstentions will have the effect of a vote against the proposal.

     At the Annual Meeting, voting will be tabulated by inspectors of election appointed by the Chairman of the Company's Board of Directors.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

PRINCIPAL STOCKHOLDERS

     As of May 19, 1997, the following persons were known by the Company to own beneficially (as defined under applicable rules of the Securities and Exchange Commission) more than 5% of the Company's Common Stock:

                    NAME AND ADDRESS OF                 AMOUNT AND NATURE OF       PERCENT
                      BENEFICIAL OWNER                  BENEFICIAL OWNERSHIP       OF CLASS
        --------------------------------------------    --------------------       --------
        Travelers Group Inc.........................         437,434(1)             5.8%
        388 Greenwich Street
        New York, New York 10013

        Dimensional Fund Advisors...................         405,100(2)             5.3%
        1299 Ocean Avenue
        Suite 650
        Santa Monica, California 90401

------------------------------------

1. Based upon information contained in a Schedule 13G filed with the Securities and Exchange Commission on February 6, 1997. Such Schedule states that Travelers Group Inc., through various of its subsidiaries, has shared voting and dispositive power as to 437,434 shares.

2. Based upon information contained in a Schedule 13G filed with the Securities and Exchange Commission on February 5, 1997. Such Schedule states that Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of 405,100 shares. All of such shares are held in portfolios of DFA Investment Dimensions Group, Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimension Fund Advisors, Inc. serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.

MANAGEMENT

     As of May 19, 1997 each Director and nominee for Director of the Company, and the Three Named Officers (as defined in "Executive Compensation" below) and executive officers, nominees and directors of the Company as a group, beneficially owned (as defined under applicable rules of the Securities and Exchange Commission) shares of the Company's Common Stock as follows:

                                                                                  PERCENT OF
                                                      AMOUNT AND NATURE OF       CLASS AS OF
                                                     BENEFICIAL OWNERSHIP(1)     MAY 19, 1997
                                                     -----------------------     ------------
        Stanley Greenman...........................          366,772(2)               4.8%
        Stewart Katz...............................          359,107(3)               4.7%
        Lester Greenman............................          188,000                  2.5%
        Robert Stokvis.............................           19,000                   *
        Barry W. Ridings...........................            9,000                   *
        Joseph A. Madenberg........................            9,000                   *
        Robin L. Farkas............................            9,000                   *
        Kenneth S. Betuker.........................              100                   *
        Melvin C. Redman...........................                0                   *
        All executive officers, nominees and
          directors, as a group (9 persons)........          959,979                 12.7%

------------------------------------

 * Less than 1%.

1. Includes shares issuable upon exercise of options currently exercisable or exercisable within 60 days from May 19, 1997 as follows: Stanley Greenman (127,500), Stewart Katz (127,500), Lester Greenman (8,000), Robert Stokvis (6,500), Barry W. Ridings (8,000), Joseph A. Madenberg (9,000), Robin L. Farkas (9,000).

2. Includes 18,750 shares owned of record by Ari Greenman, Mr. Greenman's son, with respect to which Mr. Greenman disclaims beneficial ownership.

3. Includes 181,200 shares owned of record and beneficially by Stewart Katz's wife and 37,907 shares owned of record by Bradley and Brian Katz, Mr. Katz's sons, with respect to which Mr. Katz disclaims beneficial ownership.

     Except as noted in the footnotes to the two tables above, to the Company's knowledge, the beneficial holders listed above have sole voting and investment power regarding the shares shown as being beneficially owned by them.

     Management controls, in the aggregate, approximately 12.7% of the outstanding Common Stock of the Company. Management intends to vote its Common Stock in favor of the three nominees for Director set forth below and in favor of the proposal to amend the Certificate of Incorporation to reduce the number of Directors on the Board.

      COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Reporting persons are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent stockholders were complied with during the fiscal year ended February 1, 1997.

                             ELECTION OF DIRECTORS

     Pursuant to the Company's Certificate of Incorporation and By-Laws, the number of Directors of the Company is currently set at nine members, classified into three equal classes, which classes have staggered three year terms. The Board of Directors proposes the election, as Class 3 Directors, of the two nominees listed below. Class 3 Directors elected at the Annual Meeting will serve until the 2000 Annual Meeting, and until their successors have been elected and qualified.

     In April 1997, the Board of Directors appointed Mr. Melvin C. Redman as a Class 1 Director to fill the vacancy created by the resignation of Irwin Tantleff as a Director in February 1997. The Board of Directors proposes the election, as a Class 1 Director, of the nominee listed below. The Class 1 Director elected at the Annual Meeting will serve until the 1998 Annual Meeting, and until his successor has been elected and qualified.

     The terms of office of the remaining Class 1 Directors and all Class 2 Directors currently serving on the Board will continue until the 1998 and 1999 Annual Meetings respectively.

     Unless the stockholder specifies in the proxy that authority to vote is withheld, proxies will be voted for all of the nominees named below. In the event any nominee is unable to or declines to serve as Director at the time of the Annual Meeting, proxies that do not withhold authority to vote for all nominees may be voted for any substitute nominee selected by the Board of Directors. The Board has no reason to believe, at this time, that any of the persons named will be unable or unwilling to serve if elected.

          THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" THE ELECTION
                         OF THE NOMINEES LISTED BELOW.

     The following table sets forth information about the nominees for election as Directors and about the Directors who will continue in office, including their principal occupations. Information relating to the number of shares of the Company's Common Stock beneficially owned by each current Director and nominees, and by all current Directors and executive officers of the Company as a group, is set forth above under "Security Ownership of Certain Beneficial Owners and Management."

                            NOMINEES FOR ELECTION AS
                 CLASS 3 DIRECTORS TO SERVE UNTIL 2000 MEETING

STANLEY GREENMAN(1)                                          DIRECTOR SINCE 1976

     Mr. Greenman, age 48, has been Chairman of the Board, Chief Executive Office and Treasurer of the Company since 1990. Mr. Greenman has been an employee of the Company since 1969.

JOSEPH MADENBERG                                             DIRECTOR SINCE 1993

     Mr. Madenberg, age 60, has been the President of Joseph A. Madenberg, Inc. (retail management consulting firm) since 1968. Until his retirement in December 1992, Mr. Madenberg was a Professor of Business Administration at Suffolk County Community College.

                            NOMINEE FOR ELECTION AS
                  CLASS 1 DIRECTOR TO SERVE UNTIL 1998 MEETING

MELVIN C. REDMAN                                   DIRECTOR SINCE APRIL 17, 1997

     Mr. Redman, age 46, is the founder and has served as President of Alliance Consulting, Inc. (management consulting firm) since November 1995, and is the founder and has served as sole proprietor of Redman & Associates (management consulting firm) since September 1995. From 1978 until his retirement in June 1995, he served in a variety of management positions at Wal-Mart Stores, Inc. (mass merchandise retail chain). Mr. Redman's positions at Wal-Mart included the following: Senior Vice President Store Operations in 1995; Senior Vice President and CEO in 1994; Senior Vice President from 1992-1993; and Senior Vice President Store Planning and Operations Systems from 1990-1992.

            CLASS 1 DIRECTORS CONTINUING TO SERVE UNTIL 1998 MEETING

LESTER GREENMAN(1)                                           DIRECTOR SINCE 1994

     Mr. Greenman, age 42, is presently a consultant in the entertainment software industry. Mr. Greenman served as Senior Vice President of Software Publishing for Marvel Entertainment Group, Inc. from September 1996 to March 1997; Vice President of Legal and Business Affairs of Sony Electronic Publishing Company ("SEPC") from 1993-1996, as Director of Legal and Business Affairs for SEPC from 1992-1993 and as Counsel to SEPC from 1991-1992; as Assistant United States Attorney in the Southern District of New York from 1990 to 1991; and as an associate at the law firm of Gibson, Dunn & Crutcher from 1987 to 1990.

BARRY W. RIDINGS                                             DIRECTOR SINCE 1994

     Mr. Ridings, age 44, has been a Managing Director of Alex. Brown & Sons Incorporated (investment banking and securities brokerage firm) since 1990 and was a Managing Director at Drexel Burnham Lambert from 1986 to 1990. Mr. Ridings is also a member of the boards of directors of New Valley Corporation, Norex-America, Inc., Sub-Micron Systems, Inc., Telemundo Group, Inc., Transcor Waste Services Corp., and Search Capital Group.

                 CLASS 2 DIRECTORS TO SERVE UNTIL 1999 MEETING

ROBIN FARKAS                                                 DIRECTOR SINCE 1993

     Mr. Farkas, age 63, is currently a self-employed private investor. From March 1994 to March 1995, Mr. Farkas was director of Dormitory Authority of the state of New York and from 1984 to 1992, he was Chairman of the Board, Chief Executive Officer of Alexanders, Inc. (mass merchandise retail chain). Alexanders, Inc. filed for bankruptcy under Chapter 1 of the United States Bankruptcy Code on May 15, 1992 and emerged from bankruptcy and reorganized on October 4, 1993. Mr. Farkas is also a member of the boards of directors of Insignia Financial Group, Inc., and Refac Technology Corp.

STEWART KATZ(1)                                              DIRECTOR SINCE 1973

     Mr. Katz, age 56, has been the President, Chief Operating Officer and Assistant Secretary of the Company since 1977. Mr. Katz has been an employee of the Company since 1970.

ROBERT STOKVIS                                               DIRECTOR SINCE 1991

     Mr. Stokvis, age 49, has been the owner and President of Stokvis Enterprises, Inc. (distributor of materials handling equipment and wholesale automobile dealer) for more than the past five years. Mr. Stokvis is also the Chairman of the Board of First Choice Copy (electronic printing business) and Chairman of the Board for Red Rose Legal Copy Centers Inc.

                 PROPOSAL 2.  REDUCING THE NUMBER OF DIRECTORS

     The Board of Directors believes that the number of Directors on the Board should be reduced from nine to eight. The Board believes that eight is an adequate number of Directors to enable it to have the benefit of diverse experiences and points of view. The ninth position has remained vacant for several years with no adverse effect. The Board also believes that the proposal to reduce the number of Directors will save money for the Company.

     Therefore, the Board of Directors has proposed that Article V of the Certificate of Incorporation be amended as follows:

          "FIFTH: (a) The number of Directors shall be eight, plus such number as shall be added to the Board of Directors pursuant to Article FOURTH
     Section 3 hereof. The Directors shall not be required to be stockholders.

          (b) With the exception of Directors added to the Board of Directors pursuant to Article FOURTH Section 3(c)(i) hereof, the Board of Directors shall be divided into three classes which henceforth shall be constituted as follows: two Class 3 Directors with terms expiring at the Annual Meeting of

     Stockholders in 2000, and triennially thereafter; three Class 1 Directors with terms expiring at the Annual Meeting of Stockholders in 1998; and triennially thereafter; and three Class 2 Directors with terms expiring at the Annual Meeting of Stockholders in 1999, and triennially thereafter.

          At each annual meeting of stockholders, Directors chosen to succeed those whose terms then expired shall be elected for a term of office expiring at the third succeeding Annual Meeting of Stockholders after their election.

          (c) Except as required in the By-Laws no election of Directors need be by written ballot."

     Article FOURTH of the Company's Certificate of Incorporation is a statement of the powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions of Series A Junior Participating Preferred Stock (the "Series A Preferred Stock"). In the event that dividends on such stock accrue unpaid for six quarterly periods, Article FOURTH, Section 3(c)(i), provides that the affected holders of the Series A Preferred Stock have the right to elect two Directors to the Board to serve as non-staggered and unclassified Directors in addition to the Directors already serving. There are currently no outstanding shares of Series A Preferred Stock and the Board has no plans to issue such Series A Preferred Stock.

               THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" THE
                 AMENDMENT OF THE CERTIFICATE OF INCORPORATION
                       TO REDUCE THE NUMBER OF DIRECTORS

     In the event that the stockholders do not vote in favor of the proposal, it is the present intention of the Board to leave the ninth position, a seat in Class 3, vacant at this time.

       BOARD OF DIRECTORS COMMITTEES, MEETINGS AND DIRECTOR COMPENSATION

     EXECUTIVE COMMITTEE: The Executive Committee is currently comprised of Stanley Greenman, Stewart Katz and Joseph Madenberg. The Executive Committee meets between Board meetings when necessary and has the authority to act, within limits set by the Board of Directors, on behalf of the Board of Directors in connection with substantially all operating matters. The Executive Committee did not hold any meetings during the fiscal year ended February 1, 1997.

     AUDIT COMMITTEE: The Audit Committee is currently comprised of Barry Ridings, Robin Farkas and Robert Stokvis. Mr. Farkas and Mr. Stokvis were appointed to the Audit Committee by the Board of Directors to replace Irwin Tantleff, who resigned from his position as a Director in February 1997 and Stewart Katz, who resigned his position as a member of the Audit Committee in March 1996. The Audit Committee meets with the Company's independent auditors and principal financial personnel to review the results of the annual audit. The Audit Committee also reviews the scope of the annual audit and other services before being undertaken by the Company's independent auditors, and reviews the adequacy and effectiveness of the Company's internal accounting controls. The Audit Committee communicates any findings or recommendations to the Board. The Audit Committee held 2 meetings during the fiscal year ended February 1, 1997.

     COMPENSATION AND STOCK OPTION COMMITTEE: The Compensation and Stock Option Committee is currently comprised of Robin Farkas, Joseph Madenberg and Robert Stokvis. The primary function of the Compensation and Stock Option Committee is to review and approve the compensation of certain officers of the Company, and to review and approve the granting of stock options to officers and other key members of management. The Compensation and Stock Option Committee held 5 meetings during the fiscal year ended February 1, 1997.

     STRATEGIC PLANNING COMMITTEE: The Strategic Planning Committee is currently comprised of Robin Farkas, Joseph Madenberg, Robert Stokvis, Stanley Greenman and Stewart Katz. The Strategic Planning Committee has the responsibility for developing short and long-term strategies for the Company's business and reviewing, from time to time, the Company's progress in implementing such strategies. The majority of the members of the Committee are Directors who are not employees of the Company. The Strategic Planning Committee held 2 meetings during the fiscal year ended February 1, 1997.

     The Company does not have a standing nominating committee or a committee performing similar functions.

     During the fiscal year ended February 1, 1997, the Board of Directors held 11 meetings. Directors as a whole attended approximately 93% of the aggregate of all Board and Committee meetings (with respect to Committees of which they were members, excluding the Executive Committee, for which no attendance records are maintained). Mr. Ridings attended less than 75% of the combined Board and Committee meetings (with respect to Committees of which he is a member).

DIRECTOR COMPENSATION

     Directors who are not employees of the Company receive a fee of $2,000 for each Board meeting they attend and $1,000 for attendance at committee meetings which are held on a date other than that of a scheduled Board of Directors Meeting.

     Under the Company's Outside Directors' 1994 Stock Option Plan (the "Plan"), as amended, Directors who are not employees of the Company are issued an option to purchase 5,000 shares of Common Stock of the Company upon initial election to the Board of Directors. Each year thereafter, on April 26th, non-employee Directors are automatically issued an option to purchase 4,000 shares of Common Stock of the Company. The options granted under the Plan have a term of 5 years and become exercisable as to 50% of the shares on the first anniversary of the date of the grant and as to the remaining 50% on the second anniversary of the date of grant.

     Mr. Bernard Greenman, a founder and former Chairman of the Company, passed away in April, 1994. Pursuant to a consulting agreement, dated January 31, 1990, by and between the Company and Bernard Greenman, the Company is required to provide coverage or reimbursement for all medical and dental expenses, incurred by Mr. Greenman's widow, Phyllis Greenman, during her lifetime.

                               EXECUTIVE OFFICERS

     The executive officers of the Company are Stanley Greenman and Stewart Katz, for whom certain background information is set forth above under "Election of Directors," and Kenneth S. Betuker.

     Mr. Betuker, age 44, has been the Vice President, CFO and Secretary of the Company since December, 1996. For more than five years prior thereto, he was the Executive Vice President, Chief Financial and Administrative Officer and Treasurer of First National Supermarkets, Inc., (retail supermarket chain) a wholly owned subsidiary of Royal Ahold N.V.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth information concerning the compensation for services, in all capacities for the fiscal years ended February 1, 1997 ("fiscal 1997"), February 3, 1996 ("fiscal 1996"), and January 28, 1995 ("fiscal 1995"), of those persons who were, at the end of fiscal 1997, the Chief Executive Officer and the only other executive officers of the Company whose compensation for fiscal 1997 exceeded $100,000 (collectively, the "Three Named Officers").

                                           ANNUAL COMPENSATION                   LONG TERM COMPENSATION
                                 ----------------------------------------   ---------------------------------
                                                             OTHER ANNUAL   RESTRICTED                           ALL OTHER
      NAME AND PRINCIPAL         FISCAL                      COMPENSATION     STOCK                    LTIP     COMPENSATION
           POSITION               YEAR     SALARY    BONUS       (1)          AWARDS     OPTIONS(#)   PAYOUTS       (2)
-------------------------------  ------   --------   -----   ------------   ----------   ----------   -------   ------------
Stanley Greenman...............   1997    $275,000   None      --              None          None       None      $ 252.30
Chairman of the Board,            1996    $275,000   None      --              None          None       None      $ 588.14
Chief Executive Officer           1995    $283,500   None      --              None        30,000       None      $ 552.15
and Treasurer
Stewart Katz...................   1997    $250,000   None      --              None          None       None      $ 259.24
President,                        1996    $250,000   None      --              None          None       None      $ 571.17
Chief Operating Officer           1995    $241,000   None      --              None        30,000       None      $ 738.48
and Assistant Secretary
Kenneth S. Betuker(3)..........   1997    $ 23,558   None      --              None        25,000       None          None
Vice President -- Chief           1996       --       --       --             --            --          --          --
Financial Officer and             1995       --       --       --             --            --          --          --
Secretary
William A. Johnson, Jr.(4) ....   1997    $150,000   None      --             --            --          --        $ 180.92
Vice President -- Chief           1996    $162,500   None      --             --            --          --        $ 662.30
Financial Officer and             1995    $160,000   None      --             --            --          --        $ 638.96
Secretary

------------------------------------
(1) The aggregate amount of prerequisites and other personal benefits paid to each of the Three Named Officers for fiscal 1997 did not exceed the lesser of 10% of such officer's total annual salary and bonus for each of fiscal 1997, 1996 and 1995 or $50,000; such amounts are, therefore, not reflected in the table.

(2) Represents matching contributions made by the Company under the Company's 401(k) Plan.

(3) Mr. Kenneth S. Betuker has served as the Vice President, Chief Financial Officer and Secretary since December 9, 1996. His annualized salary is $175,000.

(4) Mr. William A. Johnson, Jr., resigned his position as Vice President, Chief Financial Officer and Secretary on December 31, 1996. His annualized salary was $162,500.

OPTION GRANTS TABLE FOR FISCAL 1997

     The following table sets forth information concerning stock option grants made during fiscal 1997 to the Three Named Officers. These grants are also reflected in the Summary Compensation Table. In accordance with SEC rules, a repricing of outstanding options is treated as a new grant. Also in accordance with the SEC rules, the hypothetical gains or "options spreads" for each option grant are shown based on compound annual rates of stock price appreciation of 5% and 10% from the grant date to the expiration date. The assumed rates of growth are prescribed by the SEC and are for illustrative purposes; they are not intended to predict future stock prices, which will depend upon market conditions and the Company's future performance. The Company has not granted any stock appreciation rights.

                                                                                            POTENTIAL REALIZABLE VALUE OF
                                                                                               ASSUMED ANNUAL RATES OF
                                                  INDIVIDUAL GRANTS                           STOCK PRICE APPRECIATION
                                -----------------------------------------------------              FOR OPTION TERM
                                              % OF TOTAL                                -------------------------------------
                                NUMBER OF      OPTIONS
                                SECURITIES    GRANTED TO                                       5%                  10%
                                UNDERLYING   EMPLOYEES IN     EXERCISE                  -----------------   -----------------
                                 OPTIONS     FISCAL YEAR       PRICE       EXPIRATION   STOCK   POTENTIAL   STOCK   POTENTIAL
             NAME               GRANTED(#)     1997(1)      ($-SHARE)(2)    DATE(3)     PRICE     VALUE     PRICE     VALUE
------------------------------  ----------   ------------   ------------   ----------   -----   ---------   -----   ---------
Stanley Greenman..............      None           --              --             --      --          --      --          --
Stewart Katz..................      None           --              --             --      --          --      --          --
Kenneth S. Betuker............    25,000         10.2%         $5.625       12/11/01    $7.18    $38,875    $9.06   $228,500
William A. Johnson, Jr. ......      None           --              --             --      --          --      --          --

------------------------------------
(1) During fiscal 1997, options to purchase a total of 244,000 shares were granted to 145 employees.

(2) The exercise price of the options granted was equal to the fair market value of the underlying stock on the date of grant.

(3) Grants become exercisable in equal installments on the first four anniversaries of the date of grant. Vesting may be accelerated upon the occurrence of certain events. See "Executive Compensation -- Employment Agreements."

AGGREGATED OPTION EXERCISES IN FISCAL 1997 AND FISCAL YEAR-END OPTION VALUE
TABLE

     The following table provides information concerning all exercises of stock options during fiscal 1997 by the Three Named Officers and the fiscal year-end value of unexercised options on an aggregated basis. The Company has not granted any stock appreciation rights.

                                                              NUMBER OF SECURITIES                VALUE OF
                                                             UNDERLYING UNEXERCISED       UNEXERCISED IN-THE-MONEY
                                                             OPTIONS AT 02/01/97(#)       OPTIONS AT 02/01/97($)(1)
                           SHARES ACQUIRED      VALUE      ---------------------------   ---------------------------
          NAME             ON EXERCISE(#)    REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
-------------------------  ---------------   -----------   -----------   -------------   -----------   -------------
Stanley Greenman.........        None            N/A         127,500         15,000          $ 0            $ 0
Stewart Katz.............        None            N/A         127,500         15,000          $ 0            $ 0
Kenneth S. Betuker.......        None            N/A            None         25,000          $ 0            $ 0
William A. Johnson,
  Jr. ...................        None            N/A          12,500           None          $ 0            $ 0

------------------------------------
(1) Options are "in-the-money" if on February 1, 1997, the market price of the Common Stock ($3.00) exceeded the exercise price of such options. The value of such options is calculated by determining the difference between the aggregate market price of the Common Stock covered by the options on February 1, 1997 and the aggregate exercise price of such options.

EMPLOYMENT AGREEMENTS

     As of February 1, 1995, the Company entered into new employment agreements with Stanley Greenman and Stewart Katz (collectively, the "Employment Agreements").

     Each of the Employment Agreements provides for employment until January 31, 1998 and annual base salaries for Messrs. Greenman and Katz of $275,000 and $250,000 respectively, in each case subject to increases determined by the Compensation and Stock Option Committee and approved by the Board of Directors. In addition, each of the Employment Agreements, provide that in the event of a Change in Control of the Company (as defined in such agreements) which results in an actual or constructive termination of employment (as defined in such agreements), such terminated officer is entitled to receive severance pay equal to the difference between 299% of his respective average annual compensation for the prior five calendar years and the present value of all other payments received by him which would be considered as contingent on a change in control. Exercisability of certain stock options held by the Three Named Officers would also be accelerated by actual or constructive termination or hostile takeover events and the value of such accelerated options would be included in the aforementioned 299%.

     In addition, the Employment Agreements provide for the payment of a performance bonus to each of Mr. Greenman and Mr. Katz (each an "Executive"), for each of the three fiscal years ended February 3, 1996 ("Year 1"), February 1, 1997 ("Year 2"), and January 31, 1998 ("Year 3"), based upon the net pre-tax profits or losses of the Company during each such year. The level of the performance bonus for each year can range from zero to 30% of such Executive's salary for the applicable year. If the maximum performance bonus is not payable for all of Years 1, 2 and 3, each Executive will be paid an additional bonus if a certain aggregate profit level is reached during Years 1, 2 and 3; provided, however, that the aggregate performance bonus paid to each Executive cannot exceed 30% of the sum of such Executive's salary during Years 1, 2 and 3. In addition, the maximum amount of the aggregate performance bonus paid to the Executives shall not exceed 10% of the Company's profits (as defined in the Employment Agreements) for Year 3. For fiscal 1997, no bonus payments were made to Mr. Greenman and Mr. Katz pursuant to their Employment Agreements.

     The Employment Agreements also provide that each Executive will be granted stock options pursuant to the Company's 1994 Stock Incentive Plan based upon the level of net pre-tax profits or losses of the Company achieved in Year 1 and Year 2. The option grant for each year can range from no options to a maximum of 30,000 options. In addition, if the maximum option grant is not awarded for both Year 1 and Year 2, each Executive will be awarded additional options if a certain aggregate profit level is reached during Year 1 and 2; provided, however, that in no event will any Executive be granted more than an aggregate of 60,000 options for Year 1 and Year 2. For fiscal 1997, no stock options were granted to Mr. Greenman and Mr. Katz pursuant to their Employment Agreements.

COMPENSATION AND STOCK OPTION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The following report was prepared by the Compensation and Stock Option Committee of the Board of Directors (the "Committee") which is presently composed of independent Directors who are not employees of the Company. The Committee determines the compensation of the two most senior executive officers (Mr. Stanley Greenman and Mr. Stewart Katz) and approves the policies and parameters applicable to such compensation. The current members of the Committee are Robin Farkas, Joseph Madenberg and Robert Stokvis. All of the members have served on the Committee throughout fiscal 1997.

     Compensation Principles. In determining the amount and composition of executive compensation, the Committee is guided by the following fundamental objectives: 1) to ensure that salaries and benefits are at levels which enable the Company to attract and retain high-quality employees necessary to the success of the Company; 2) to provide rewards through bonus and other incentive plans which are closely linked to Company performance; and 3) to provide stock-based long term incentives that link the compensation of executives to stock appreciation. In order to implement these objectives, the Company has established both short-term and long-term components of executive compensation.

     The Salary Component. Messrs. Greenman and Katz have each entered into an employment agreement with the Company, which provides for his employment until January 31, 1998. Each of the contracts provides for a stated annual salary for the term of the agreement, subject to increases determined by the Committee and approved by the Board of Directors. See "Executive Compensation -- Employment Agreements" for a discussion of the employment agreements.

     In considering whether to recommend salary increases for each of the Three Named Officers, the following qualitative and quantitative factors are considered, by the Committee, in the case of Messrs. Greenman and Katz, and by management of the Company, in the case of Mr. Betuker: job level and responsibility, recent corporate performance, including results of operations; success in implementing corporate strategy and long-term goals; and development of future strategies.

     The Salary Reduction Plan. Effective April 1994, the Three Named Officers along with certain other senior level executives of the Company accepted pay cuts of 5%. These cuts were made in recognition of the earnings pressures that the Company was experiencing as it restructured itself. In 1994, the Board of Directors approved a bonus program for fiscal 1995 (the "Payback Program") pursuant to which the value of the salary cuts accepted under the Salary Reduction Plan could be repaid to the affected executives, including Messrs. Greenman and Katz, if the Company exceeded the fiscal 1995 budget as approved by the Board of Directors. In fiscal 1995, no payments were made pursuant to the Payback Program to the affected executives, including Messrs. Greenman and Katz.

     The Bonus Component. The Company adopted a Bonus Incentive Plan (the "BIP") for fiscal 1997. Home office salaried employees are entitled to benefits under the BIP. The purpose of the BIP is to provide an incentive for the Company to achieve profitability in excess of its budgeted results. The BIP provides for the payment of cash bonuses to all home office salaried employees exclusive of the Chief Executive Officer and the President. The BIP provides that any awards to the Chief Executive Officer and President shall be payable in the form of stock options.

     No bonuses were paid to eligible participants of the BIP for fiscal 1997.

     Stock Option Program. Stock option grants have been an integral part of the Company's long-term executive compensation strategy; they are used as a means of aligning the long-term interests of the Company's executives with those of its stockholders.

     In determining an appropriate stock option grant, the Committee considers the executive's position and responsibility, the executive's contribution toward the Company's performance and the executive's expected contribution toward meeting the Company's long-term strategic goals. Any value received by the executive from an option grant depends completely upon the increase in the price of the Company's stock. Consequently, the value of the compensation is directly aligned with increased stockholder value.

     The Company's 1994 Stock Incentive Plan (the "1994 Plan") provides for the issuance of incentive stock options, non-qualified stock options, stock appreciation rights, dividend equivalent rights, restricted stock, unrestricted stock and performance shares to such officers and other employees of the Company and its subsidiaries (including employees who are directors), and to such consultants to the Company as the Committee shall, in its discretion, select. The option exercise price will be established by the Committee, provided that the option exercise price will be no less than 75% of the closing price of Common Stock on the date of grant or, in the case of incentive stock options, 100% of such closing price. Each stock option granted under the 1994 Plan will be exercisable during the period fixed by the Committee; however, options will generally not be exercisable less than one year after the date of grant and no incentive stock option may be exercised more than ten years after the date of grant. Unless the Committee expressly provides otherwise, an option will become exercisable as to 25% of the shares subject thereto on each of the first through fourth anniversaries of the date of grant. Such vesting schedule may be accelerated in the event of a "Change in Control" as defined in the 1994 Plan.

     Options to purchase shares were granted to Kenneth S. Betuker during fiscal 1997. See "Options Grants Table for Fiscal 1997."

     Chief Executive Officers' Compensation. As described above, Stanley Greenman has entered into an employment agreement with the Company that expires on January 31, 1998. Mr. Greenman's contract provides for a stated annual salary, subject to increases determined by the Committee and approved by the Board of Directors. In determining Mr. Greenman's salary for fiscal 1997, the Committee considered the qualitative and quantitative factors described above in the section entitled "The Salary Component" as well as the fact that Mr. Greenman had received only one salary increase since 1989. Further, for fiscal 1995, Mr. Greenman accepted a voluntary pay cut of 5% as of April 1994. See "The Salary Reduction Plan." Based on the reported fiscal 1997 losses, Mr. Greenman did not receive a cash bonus nor was he eligible for a stock option grant.

Members of the Compensation and Stock Option Committee during fiscal 1997:

     ROBIN FARKAS              JOSEPH MADENBERG              ROBERT STOKVIS

PERFORMANCE GRAPH

     The line graph below compares the cumulative total stockholder return on the Company's Common Stock over a 5-year period with the return (i) on the Nasdaq Stock Market Total Return Index ("Nasdaq Stock Market-US"), (ii) of a group of issuers in specialty retail businesses ("1996 Peer Group")* and (iii) of a group of issuers which had market capitalizations similar to that of the Company at the time of the preparation of the Company's 1995 Proxy Statement ("1995 Market Cap Group")** with whose results the Company's results were compared in its 1995 Proxy Statement. In the 1995 Proxy Statement, the Company chose to use a peer group made up of similarly capitalized companies based upon its belief that, because of the diverse nature of the businesses then conducted by the Company, it could not reasonably identify a peer group. In 1996, the Company decided that it was appropriate to create the 1996 Peer Group because the Company's business was more narrowly focused, allowing it to identify a peer group of retailers focused on particular products and market niches. In order to provide stockholders with a basis against which to evaluate the Company's results consistent with that contained in the 1995 Proxy Statement, the graph below contains a comparison of the Company's stockholders return with, among other groups, that of the 1995 Market Cap Group.

        Measurement Period            NOODLE KIDOODLE                          NASDAQ STOCK
      (Fiscal Year Covered)                INC.             PEER GROUP          MARKET-U.S.
Jan-92                                     100                 100                 100
Jan-93                                      86                 117                 113
Jan-94                                     136                 113                 130
Jan-95                                      88                  94                 124
Jan-96                                     175                  81                 176
Jan-97                                      62                  95                 230

------------------------------------
 * The 1996 Peer Group is comprised of the following specialty retail issuers, as adjusted for relative market capitalization: Just for Feet, Inc.; Toys R Us, Inc.; West Marine, Inc.; Mens Wearhouse, Inc.; Piercing Pagoda, Inc.; Petco Animal Supplies, Inc.; and Barnes & Noble, Inc. During fiscal 1997, the stock of Bailey Corp., a former member of the peer group, ceased to be publicly traded.

** The 1995 Market Cap Group is comprised of the following issuers, which had capitalizations similar to that of the Company, as adjusted for relative market capitalization: Datum Inc.; SBM Industries, Inc.; Zygo Corp.; TII Industries, Inc.; Elsinore Corp.; MSR Exploration LTD.; Stifel Financial Corp.; Caretenders Healthcorp; Nycor Inc.; and Ldi Corp.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     The firm of Janover, Rubinroit LLC (or its predecessor firm, Kalish, Rubinroit & Co.), independent certified public accountants, has audited the Company's financial statements for the fiscal year ended February 1, 1997 and for more than five years prior thereto. The Board of Directors has appointed this firm independent accountants for the Company for the fiscal year ending January 31, 1998.

     A representative of Janover, Rubinroit LLC is expected to be present at the meeting and available to respond to appropriate questions, and will have the opportunity to make a statement if they desire to do so.

                             STOCKHOLDER PROPOSALS

     Stockholder proposals for the 1998 Annual Meeting of Stockholders must be received at the principal executive offices of the Company, 6801 Jericho Turnpike, Syosset, New York 11791, not later than February 3, 1998 for inclusion in the 1998 proxy statement and form of proxy.

                                 OTHER MATTERS

     Other than the matters specified above, the Company is unaware of any matter that will be brought before the meeting. However, if other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote the proxy in accordance with their best judgment.

                                          On behalf of the Board of Directors,

                                          STANLEY GREENMAN
                                          Chairman of the Board

Syosset, New York
June 2, 1997

                                      PROXY

                              NOODLE KIDOODLE, INC.

                         ANNUAL MEETING OF STOCKHOLDERS
                       TO BE HELD ON TUESDAY, JULY 8, 1997

      The undersigned stockholder of NOODLE KIDOODLE, INC. hereby appoints STANLEY GREENMAN, STEWART KATZ, and JOSEPH MADENBERG or any of them, with full power of substitution in each, attorneys and proxies for the undersigned, to vote all the shares of Common Stock of Noodle Kidoodle, Inc. which the undersigned could vote if personally present at the Annual Meeting of Stockholders thereof to be held at Chemical Bank, 395 North Service Road, Melville, New York on July 8, 1997 at 3:00 o'clock in the afternoon and at any adjournment or adjournments thereof for the purposes of (1) electing three directors; (2) approving the amendment to the Company's Certificate of Incorporation; and (3) transacting such other business as may properly come before the meeting.

                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE.)

 1.   ELECTION OF DIRECTORS
      CLASS 3 DIRECTORS TO SERVE UNTIL 2000 ANNUAL MEETING
      Stanley Greenman, Joseph Madenberg

      CLASS 1 DIRECTOR TO SERVE UNTIL 1998 ANNUAL MEETING
      Melvin C. Redman

 2.   Approval of the amendment to the Company's Certificate of Incorporation.

 3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.



                                    If not otherwise specified, this Proxy will be voted FOR the nominees as indicated, FOR approval of the amendment to the Company's Certificate of Incorporation and with discretionary authority on such other business as may properly come before the meeting and any adjournment or adjournments thereof.

                                     Dated:____________________________ , 1997


                                                     Signature



                                                     Signature


                                    (Please sign exactly as your name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, EACH holder must sign. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.)

                                    THIS PROXY IS SOLICITED ON BEHALF OF THE
                                    BOARD OF DIRECTORS OF THE CORPORATION.